EXHIBIT 10 (kk)

WARRANT AGENT AGREEMENT

This Agreement, dated as of December 12, 2013, is between CEL-SCI Corporation, a Colorado corporation (the “Company”), and Computershare, Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company N.A., a federally chartered trust company (collectively the “Warrant Agent”).

WHEREAS, the Company has previously sold to public investors warrants (“Old Warrants”) to purchase up to 20,475,000 shares of the Company’s common stock, pursuant to a registration statement on Form S-3 (File No. 333-184094).

WHEREAS, the Company is offering holders of Old Warrants the opportunity to exchange the Old Warrants for new warrants (“Warrants”), on a one for one basis, which have identical terms (the “Exchange”).  Each Warrant is exercisable to purchase one share of Common Stock upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

WHEREAS, the Company wishes to retain the Warrant Agent to act as exchange agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the exchange of the certificates evidencing the Old Warrants for certificates evidencing the Warrants to be issued under this Agreement (each a “Warrant Certificate” and collectively, the “Warrant Certificates”).

WHEREAS, the Company wishes to retain the Warrant Agent to act as warrant agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of the Warrant Certificates and the exercise of the Warrants.

WHEREAS, the Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof (each a “Warrant Holder” and collectively, the “Warrant Holders”) and to set forth the respective rights and obligations of the Company and the Warrant Agent.  Each Warrant Holder is an intended beneficiary of this Agreement with respect to the rights of Warrant Holders herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1A.         Exchange.

(a)           The time at which the Exchange shall commence is referred to in this Agreement as the “Effective Time.”  The Company shall inform the Warrant Agent of the Effective Time at least five business days prior thereto.

(b)           The Company has furnished the Warrant Agent, or will furnish the Warrant Agent prior to the Effective Time, with copies of the following documents:

(i)          a letter from the [President and Chief Executive Officer] of the Company, to holders of the Old Warrants, announcing the commencement of the Exchange;

(ii)         the letter of transmittal (the “Letter of Transmittal”) to accompany certificates for Old Warrants when surrendered for exchange (such Letter of Transmittal to be in a form supplied by the Warrant Agent, and subject to any modifications by the Company that are acceptable to the Warrant Agent);

(iii)        confirmation that the Company, as warrant agent for the Old Warrants, has closed the transfer books for Old Warrants at the Effective Time (and if the Company retroactively reopens the transfer books for a special transaction, the Company agrees to send a copy of the transaction journal covering that transaction to the Warrant Agent as promptly as practicable);

(iv)        a certified list, in a format acceptable to the Warrant Agent, of holders of Old Warrants of record at the Effective Time, including each such holder’s name, address, taxpayer identification number, Old Warrant amount with applicable tax lot detail, any certificate detail and information regarding any applicable account stops or blocks (the “Record Old Warrantholders List”); and

(v)        a sufficient number of Warrant Certificates, substantially in the form set forth in Exhibit B attached to this Agreement, signed, or bearing a facsimile signature, as set forth in Section 3.

(c)            Subject to the terms and conditions of this Agreement, the Company’s confirmation of the Effective Time pursuant to Section 1(a) hereof and the Warrant Agent’s receipt of the items set forth in Section 1(b), the Warrant Agent in its capacity as exchange agent hereunder shall:

(i)           mail, by first class mail, each of the documents described in Sections 1(b)(i) and 1(b)(ii) above, together with a return envelope, to holders of Old Warrants set forth in the Record Old Warrantholders List;

(ii)          accept certificates representing Old Warrants, together with the accompanying Letters of Transmittal, sent to the Warrant Agent by such holders for exchange; and

(iii)         issue certificates representing Warrants to such holders reflecting the Warrants issued in the Exchange or, if such Warrants are to be held through DTC, credit the Warrant holder’s account with DTC reflecting the Warrants issued in the Exchange.  For the avoidance of doubt, the number of Warrants issued to each holder shall be equal (on a one for one basis) to the number of Old Warrants surrendered by such holder in connection with the Exchange.

(d)           Procedure for Discrepancies.  The Warrant Agent shall follow its regular procedures to attempt to reconcile any discrepancies between the number of certificated Old Warrants that any Letter of Transmittal may indicate are owned by a surrendering holder and the number that the Record Old Warrantholders List indicates such holder owned of record as of the Effective Time.  In any instance where the Warrant Agent cannot reconcile such discrepancies by following such procedures, the Warrant Agent will consult with the Company for instructions as to the number of certificated Old Warrants, if any, the Warrant Agent is authorized to accept for exchange.  In the absence of such instructions, the Warrant Agent is authorized not to accept any such certificated Old Warrants for exchange and will return to the surrendering holder in accordance with its standard procedures to such holder’s address as set forth in the Letter of Transmittal any certificates for Old Warrants surrendered in connection therewith, the related Letters of Transmittal and any other documents received with such certificates for Old Warrants.

(e)           Lost Certificates.  If any holder of Old Warrants as of the Effective Time reports to the Warrant Agent that his or her failure to surrender a certificate representing any Old Warrants registered in his or her name at the Effective Time according to the Record Old Warrantholders List is due to the theft, loss or destruction of such certificate, upon the Warrant Agent’s receipt from such holder of (a) an affidavit of such theft, loss or destruction, (b) a bond of indemnity in form and substance satisfactory to the Warrant Agent, and (c) payment of all applicable fees, the Warrant Agent will issue certificates representing Warrants or credit the Warrant holder’s account with DTC, in accordance with Section 1(c)(3) hereof, as though the certificate for Old Warrants had been surrendered.  The Warrant Agent may charge holders an administrative fee for processing payment with respect to Old Warrants represented by lost certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates in a single account.  Holders of Old Warrants may obtain a bond of indemnity from a surety company of their choice, provided the surety company satisfies the Warrant Agent’s minimum requirements.

(f)           Treatment of Restrictive Legends.  Company shall, if applicable, inform the Warrant Agent in writing as soon as possible in advance as to whether any Warrants issued in exchange for Old Warrants are to be issued with restrictive legend(s) and, if so, the Company shall provide the appropriate legend(s) and a list identifying the affected holders and certificate numbers (if applicable) and Warrant amounts for such affected holders.  Unless and until the Warrant Agent shall receive such written instructions from the Company, the Warrant Agent may presume conclusively for all purposes that no certificates for Warrants should be issued with restrictive legends.

(g)          Procedure for Deficient Items.

(i)          The Warrant Agent shall examine the Letter of Transmittal and certificates for the Old Warrants received by it as exchange agent to ascertain whether they appear to have been completed and executed in accordance with the instructions set forth in the Letter of Transmittal.  In the event the Warrant Agent determines that any Letter of Transmittal does not appear to have been properly completed or duly executed, or where the certificates representing Old Warrants do not appear to be in proper form for surrender, or any other deficiency in connection with the surrender appears to exist, the Company authorizes and instructs the Warrant Agent to follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected.  The Warrant Agent is not authorized to waive any deficiency in connection with the surrender, unless the Company provides written authorization to waive such deficiency, subject to applicable laws and regulations.

(ii)         If a Letter of Transmittal specifies that exchange for Old Warrants is to be made to a person other than the person in whose name a surrendered certificate is registered, the Warrant Agent will not issue new certificates representing Warrants or credit DTC accounts until such Letter of Transmittal has been properly endorsed with a signature guarantee from an eligible guarantor institution approve by the Securities Transfer Association, and accompanied by any other evidence of authority that may be reasonably required by the Warrant Agent, and otherwise put in proper form for transfer.

(iii)  If any such deficiency with respect to any certificated Old Warrant is neither corrected nor waived, the Warrant Agent shall: (a) convert the Warrants represented by such certificate to a Direct Registration “Book” position, and (b) send to such holder a defect letter describing the applicable defects and asking that the deficiencies be corrected.

(h)          Cancellation of Old Warrants.  As of the Effective Time, the Warrant Agent will become the sole recordkeeping agent for the Old Warrants, and shall maintain such records in accordance with its standard practices and applicable law.  Upon the exchange of Old Warrants, the certificates representing such Old Warrants will be canceled by the Warrant Agent.

(i)           Unexchanged Warrantholders And Unclaimed Property.

(i)          Approximately four months after the Effective Time, the Warrant Agent will, at the request of the Company, mail a follow-up letter to all holders who did not surrender their Old Warrant certificates for exchange or supply an affidavit and bond of indemnity pursuant to Section 1(e) hereof.  If requested, the follow-up letter will be mailed with a Letter of Transmittal, return envelope, and Form W-9 or W-8, where applicable.

(ii)         After the eight month anniversary of the Effective Time, for the purpose of facilitating the surrender of certificated Old Warrants and issuance of Warrants, the Warrant Agent, at the request of the Company, will use the services of a warrantholder locating service provider selected by the Warrant Agent, which may be an affiliate of the Warrant  Agent, to facilitate the location and contact of holders who have not surrendered their Old Warrant certificates, including lost holders.  Such provider may compensate the Warrant Agent for processing and other services the Warrant Agent provides in connection with such locating services, including providing the Warrant Agent with a portion of its fees.  Such provider shall inform any such located holders that they may choose either (i) to contact the Warrant Agent directly to surrender their certificated Old Warrants and to receive certificates for Warrants at no charge other than any applicable fees contemplated by this Agreement, or (ii) to utilize the services of such provider for a fee, which may not exceed the lesser of 20% of the total value of such holder’s Warrants or the maximum statutory fee permitted by the applicable state jurisdiction.  If the Company selects a locating service provider other than one selected by the Warrant Agent, then the Warrant Agent shall not be responsible for the terms of any agreement with such provider and additional fees may apply.  The Company hereby authorizes and instructs the Warrant Agent to provide a list of those holders to any service provider administering any in-depth warrantholder location program on behalf of the Warrant Agent or the Company pursuant to this Section 1(i).

(iii)       The Warrant Agent shall report unclaimed property to each state in compliance with state laws and shall comply with Rule 17Ad-17 of the Securities and Exchange Commission, as amended, for lost holders.  The Warrant Agent will charge the Company its standard fees plus out-of-pocket expenses (including the cost of due diligence mailings) for such services. The Company acknowledges and agrees that in the case of reports made and property delivered pursuant to an initial or voluntary compliance program administered by private auditing agents retained by state unclaimed property administrators, the Warrant Agent will be compensated for its efforts in facilitating the Company’s involvement in such a program including the provision of the necessary records and remittance of property in the manner required by the program by means of an expense reimbursement payment based on a percentage of the property remitted to the states through participation in the program. The Company will not be charged for any services performed by the Warrant Agent in conjunction with such program to the extent that the Warrant Agent receives an expense reimbursement, and agrees to reimburse the Warrant Agent for any out-of-pocket expenses incurred in the performance of such services.

(j)             The Warrant Agent shall not be liable to any holder of Old Warrants for any Warrants, or Shares issued upon exercise thereof or, if applicable, cash in lieu of fractional Shares, or any related unclaimed property, which has been delivered to a public official pursuant to applicable abandoned property law.

1B.
Warrants.  Each Warrant will entitle the registered holder of a Warrant to purchase from the Company one share of Common Stock (each a “Share,” collectively, the “Shares”) at $1.25 per Share.  The exercise price for the Warrant is referred to herein as the “Exercise Price.”  The Exercise Price is subject to adjustments as provided in Section 12 hereof.  A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.  The terms of the Warrants are shown on Exhibit A.  With respect to the rights, duties, obligations and liabilities of the Warrant Agent, in the event of any conflict or inconsistency between this Agreement and the terms of the Warrants, the provisions of this Agreement shall govern in all respects.  With respect to the rights, duties, obligations and liabilities of any other person or entity other than the Warrant Agent, in the event of any inconsistency between this Agreement and the terms of the Warrants, the Warrant terms will control.

2.	Exercise Period. The Warrants may be exercised on or before 5:00 p.m. Eastern Standard Time on October 11, 2018 (the “Expiration Date”) pursuant to Section 6 hereof.

3.
Execution of Warrant Certificates.  Warrant Certificates will be substantially in the form set forth in Exhibit B attached to this Agreement.  Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the Chief Executive Officer, President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company.  If any person, whose facsimile signature has been placed upon any Warrant Certificate or the signature of an officer of the Company, shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer.  Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement, and even if such officer shall cease to be such an officer after the preparation of such Warrant Certificate.  If a Warrant holder has an account with DTC, at the election of such Warrant holder, Warrants may be issued in “Book Entry” form by crediting the Warrant holder’s account with DTC reflecting the Warrants issued in the Exchange.

4.
Countersigning.  Warrant Certificates shall be countersigned by the Warrant Agent manually or by facsimile signature and shall not be valid for any purpose unless so countersigned.  The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

5.	Registration of Transfer and Exchanges.

(a)
The Warrant Agent shall from time to time, upon the written request of a Warrant Holder, register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form and substance satisfactory to the Company and the Warrant Agent, properly completed and duly executed by the Warrant Holder or a duly authorized attorney, and such other information and documents requested by the Warrant Agent.  Upon any such registration of transfer, a new Warrant Certificate shall be issued by the Warrant Agent in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

(b)
A party requesting transfer must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Warrant Agent.

6.	Exercise of Warrants.

(a)
Subject to the terms of the Warrants, any Warrant may be exercised in whole or in part during the exercise period.  The Warrants shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate with the exercise form on the reverse of such Warrant Certificate properly completed and duly executed and delivering to the Warrant Agent (or by providing such other notice of exercise made available by the Company), by good check or bank draft payable to the order of the Warrant Agent, the Exercise Price for each Share to be purchased.  Notwithstanding the foregoing, the Company will extend a three day “protect” period after the Expiration Date so that any Warrant for which notice of exercise is received in the three business days prior to and including the Expiration Date shall be deemed exercised so long as the Exercise Price is received by the Warrant Agent no more than three business days after the notice of exercise.

(b)
Upon receipt of a Warrant Certificate with the exercise form thereon properly completed and duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent is hereby authorized to requisition from any transfer agent for the Shares (or make available if the Warrant Agent is also the transfer agent for the Shares), and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder.  Such certificates for the Shares shall be deemed to be issued, and the person whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur; provided that if the transfer books of the Company with respect to the Shares shall be closed, the certificates for the Shares issuable upon exercise of the Warrants shall be issued as of the date on which such books shall next be open, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares as of the date on which such books shall next be open (whether before, on or after the Expiration Date) and until such date the Warrant Agent shall be under no duty or obligation to deliver any certificate for such Shares.

(c)
If less than all of a Warrant Holder’s Warrants are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder prior to the Expiration Date.

(d)	All Warrant Certificates surrendered upon exercise shall be cancelled by the Warrant Agent.

(e)
Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit any payment received in connection with such exercise into an account (the “Account”) established by Computershare at a federally insured commercial bank (the “Bank”).  All funds deposited in the Account will be disbursed by Computershare on a [weekly basis] to the Company after Computershare has been informed by the Bank that the Bank has “collected” the funds, subject to any withdrawals by the Computershare for the account of the Warrant Agent permitted hereunder.  Once Computershare has been informed by the Bank that the funds have been “collected,” the Warrant Agent shall cause the Share certificate(s) representing the exercised Warrants to be issued.

(f)
The Company shall be responsible for paying or reimbursing the Warrant Agent for all expenses incurred by the Warrant Agent in connection with this Agreement.  Such expenses, including expenses incurred in connection with delivery of Share certificates to the stockholder, may at the sole discretion of the Warrant Agent be withdrawn from the Account prior to distribution of the remaining balance of the Exercise Price submitted by a Warrant Holder to the Company.  Promptly following the exercise of Warrants, the Warrant Agent shall prepare and provide the Company with a detailed accounting statement setting forth the number of Warrants exercised, the name of registered exercising Warrant Holder and the net amount of funds remitted or to be remitted to the Company as payment for the exercised Warrants (after reimbursement of the Warrant Agent’s expenses).

(g)
In the event that a Warrant Holder elects a cashless exercise of Warrants, the Company shall be solely responsible for calculating the number of Common Shares issuable in connection with such cashless exercise and transmitting such calculation to the Warrant Agent in a written notice, and the Warrant Agent shall have no duty, responsibility or obligation to calculate or determine the number of Common Shares issuable in connection with any such cashless exercise, or to investigate or confirm whether the Company’s calculation or determination of the number of Shares to be issued in connection with any such cashless exercise is accurate or correct.  The Warrant Agent shall have no duty, obligation or responsibility with respect to any cashless exercise of Warrants until it receives such written notice form the Company, and shall be entitled to rely conclusively on any such written notice provided by the Company, including the calculations and determinations contained therein, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with such written instructions, while waiting for such written instructions, or pursuant to this Agreement.

7.
Bank Accounts.  The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings in connection with the investment at Computershare’s risk and for its benefit of funds held in those accounts from time to time.  Neither the Company nor the record holders will receive interest on any deposits.

8.
Taxes.  The Company will, from time to time, promptly pay all taxes and charges attributable to the initial issuance of Shares upon exercise of Warrants.  The Company shall not, however, be required to pay any tax or charge that may be payable in connection with any transfer of Warrant Certificates or the issuance of any Shares in the name of anyone other than that of the Warrant Holder; such taxes or charges to be the sole responsibility and obligation of the Warrant Holder.  The Warrant Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of taxes or charges, including but not limited to this Section 8, unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

9.
Replacement Warrant Certificates.  Warrant Agent shall issue replacement Warrants for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent of an open penalty surety bond satisfactory to it and holding it and Company harmless, absent written notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser.  Warrant Agent may, at its option, issue replacement Warrant Certificates for mutilated certificates upon presentation thereof with or without such indemnity or other indemnity satisfactory to it.

10.
Reservation of Shares.  For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of the Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Warrants and such Shares will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

11.
Governmental Restrictions.  If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will use all commercially reasonable efforts to cause such Shares to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any and all post-effective amendments to the Company’s Registration Statement on Form S-3 (Registration No. 333-186103) necessary to permit a public offering of the Shares underlying the Warrants at any and all times during the term of this Agreement; provided, however, that in no event shall such Shares be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if such exercise would result, in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any law.  The Company shall provide prompt written notice of any such determination made by the Company.  Until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that no such determination has been made by the Company.

12.	Adjustments.

(a)
If prior to the exercise of any Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Warrants shall (i) if a net increase shall have been effected in the number of outstanding shares of the Common Stock, be proportionately increased, and the Exercise Price payable per Share shall be proportionately reduced, and (ii) if a net reduction shall have been effected in the number of outstanding shares of the Common Stock, be proportionately reduced and the Exercise Price payable per Share be proportionately increased.

(b)
In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection 12(a)), any Warrant Holder, upon exercise of the Warrants, shall be entitled to receive, in substitution for the Common Stock to which the Warrant Holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 12 with respect to the rights and interests thereafter of the Warrant Holders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 12 (including the adjustments of the number of Shares or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

(c)
In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Warrant Agent a supplemental Warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer.  Such supplemental Warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 12.

(d)
The Warrant Agent shall have no obligation under any Section of this Agreement to calculate any of the adjustments set forth herein.  The Warrant Agent shall be entitled to rely conclusively on, and shall be fully protected in relying on, any certificate, notice or instructions provided by the Company with respect to any adjustment of the Exercise Price or the number of shares issueable upon exercise of a Warrant, or any related matter, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with any such certificate, notice or instructions or pursuant to this Warrant Agreement.  The Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received written notice thereof from the Company.

13.
Notice to Warrant Holders.  Whenever an adjustment is required as provided in Section 12 or otherwise, the Company shall promptly (i) prepare and cause to be filed with the Warrant Agent a certificate signed by an appropriate Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation and adjustment is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and until such a certificate is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes to that no adjustments have occurred, (ii) cause notice of such adjustments to be given to the Warrant Holders of record, which notice may be by publication of a press release and by taking such other steps as may be required under applicable laws.  Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice to the Warrant Holders shall not invalidate any corporate action taken by the Company.

14.
No Fractional Warrants or Shares.  The Company (including the Warrant Agent) shall not be required to issue fractions of Shares issuable upon exercise of the Warrants, upon the reissue of Warrants, or any adjustments as described in Section 12 or otherwise; but the Company shall instruct the Warrant Agent in writing, in lieu of issuing any such fractional interest that would otherwise be issuable, to round up or down to the nearest full Share issuable upon exercise of the Warrant, or to make a cash adjustment.  If the total Warrants surrendered by any exercise would result in the issuance of a fractional share, the Warrant Agent shall promptly inform the Company, and the Company shall promptly prepare and deliver to the Warrant Agent a certificate instructing the Warrant Agent to either (ii) round up or down the aggregate number of shares issuable to the nearest full share, or (ii) make a cash adjustment in lieu of issuing such fractional Shares.  The certificate delivered by the Company to the Warrant Agent shall set forth in reasonable detail the facts related to such payment or adjustment, including the prices and/or formulas used to calculate such payment or adjustment, and the Company shall provide the Warrant Agent with sufficient monies in the form of fully collected funds to make sure payments (or direct the Warrant Agent to deduct such amounts from the Account).  The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Warrants or fractional Shares under any Section of this Agreement relating to the payment of fractional Warrants or fractional Shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

15.
Rights of Warrant Holders.  No Warrant Holder, as such, shall have any rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in the Warrant Certificate.  The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

16.
Warrant Agent.  The Company hereby appoints the Warrant Agent to act (i) as exchange agent of the Company  with respect to the surrender of Old Warrants in exchange for Warrants, and (ii) as warrant agent of the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointments upon and subject to the express terms and conditions set forth herein (and no implied terms or conditions), all of which the Company and every Warrant Holder, by acceptance of his Warrant Certificates, shall be bound, including but not limited to the following:

(a)
Statements contained in this Agreement and in the Warrant Certificate shall be taken as statements of the Company only.  The Warrant Agent assumes no responsibility for the correctness of any of the same or be required to verify the same except for such provisions of this Agreement that describe the Warrant Agent or the actions to be taken by the Warrant Agent hereunder.  The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant or any purchase agreement related thereto; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement, any Warrant or in any other agreement or document related thereto; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Common Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable; nor shall it have any duty or responsibility in the case of the receipt of any written demand from any Warrant Holder with respect to any such action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company;

(b)
The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of the Company’s duties, covenants or obligations contained in this Agreement, the Warrant Certificates or in any other agreement or document.

(c)
The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company or an employee of the Warrant Agent) and the Warrant Agent shall incur no liability or responsibility to the Company or to any other person or entity in respect of any action taken, suffered or omitted to be taken by it hereunder in the absence of bad faith and in accordance with the opinion or the advice of such counsel.

(d)
From time to time, the Company may provide the Warrant Agent with written instructions concerning the services to be performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for written instruction with respect to any fact or matter arising in connection with the services to be performed by the Warrant Agent under this Agreement, and such fact or matter shall be deemed to be conclusively proved or established by any written Company instructions or other notice, resolution, waiver, consent, order, certificate or other paper, document or instrument issued in response thereto. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken, suffered or omitted to be taken by it in reliance upon any Company instructions or any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(e)
The Company agrees to pay to the Warrant Agent from time to time compensation in accordance with the fee schedule attached as Exhibit C hereto, together with reimbursement for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution and administration of this Agreement and the exercise and performance of its duties hereunder, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees and expenses, incurred in connection with this Agreement except as a result of the Warrant Agent’s own gross negligence or bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(f)
The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action it believes is likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with security and indemnity for any costs and expenses that may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment on behalf of the Warrant Holders shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

(g)
The Warrant Agent (and its affiliates) and any stockholder, director, officer, agent or employee of the Warrant Agent (or any of its affiliates) may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company or any Warrant Holder may be interested, or contract with or lend money to the Company or any Warrant Holder or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other person or legal entity.

(h)	The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith and willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(i)
The Warrant Agent may perform any of its duties hereunder either directly or by or through agents or attorneys, and the Warrant Agent shall not be liable for any act or failure to act by any such agent or attorney absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and assignment of tasks to any such agent or attorney.

(k)
The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(l)
The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to the registration of securities under this Agreement or any Warrant, including without limitation obligations under applicable regulation or law.

(m)	The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

(n)
The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of Warrants.

(o)
The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof (and no duties or obligations shall be inferred or implied).  The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(p)
The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(q)	The Warrant Agent shall at all times be entitled to the rights, protections and indemnities set forth herein, whether acting as exchange agent, warrant agent or in any other capacity hereunder.

17.
Successor Warrant Agent.  Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the shareowner services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder with the same powers, rights, responsibilities and obligations of the Warrant Agent without the execution or filing of any paper or any further act of a party or the parties hereto.  In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

18.
Change of Warrant Agent.  The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, by giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified.  If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or after discharging the Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed.  Upon any such termination, Warrant Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. After appointment of a successor Warrant Agent and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and, upon payment of all outstanding fees and expenses hereunder, the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer.

Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

19.           Opinion of Counsel.

(a)
The Company shall provide an opinion of counsel prior to the Effective Time to set up a reserve of Warrants and related shares of Common Stock.  The opinion shall state that all Warrants or Common Stock, as applicable, are:

(i)
registered under the Securities Act of 1933, as amended, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants or shares; and

(ii)	validly issued, fully paid and non-assessable.

20.
Notices.  Any notice or demand authorized by this Agreement to be given to or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be deemed given when sent by overnight delivery service by a nationally recognized overnight courier service to the addresses shown below:

To the Company:

CEL-SCI  Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182
Attn:  Patricia Prichep
Facsimile:  (703) 506-9471

With copy to:

Hart & Hart
1624 Washington Street
Denver, CO 80203
Attn: William T. Hart
Fax: (303) 839-5414

To the Warrant Agent:

Computershare, Inc.
350 Indiana Street, Suite 750
Golden CO 80401
Attn:  Corp Actions Relationship Manager
Fax:  (303) 262-0610

With a copy to:

Computershare Trust Company, N.A.
Newport Office Center VII
480 Washington Blvd.
Jersey City, NJ 07310
Attn: Legal Department

Except as otherwise provided in this Agreement, any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

21.
Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.  In furtherance of the foregoing, the Company may extend the duration of the Exercise Period, without the consent of the Warrant Holders.  No provision of this Agreement may be amended, modified or waived, except in a written document signed by the parties hereto.  As  a  condition  precedent  to  the  Warrant Agent’s  execution  of  any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 21.  The Warrant Agent may, but shall not be obligated to, enter into any amendment that affects its own rights, duties, liabilities or obligations hereunder.

22.
Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

23.
Termination.  This Agreement shall terminate at the close of business on the Expiration Date, or such earlier date upon which all Warrants have been exercised, provided, however, that if exercise of the Warrants is suspended and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension.  The provisions of Sections 16, 24 and 25, and Sections 27 through 31, shall survive the termination of this Agreement.

24.
Governing Law.  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State except that the rights, duties, liabilities and obligations of the Warrant Agent under this Agreement shall be governed by and construed in accordance with the laws of the state of New York.

25.
Benefits of this Agreement.  Nothing in this Agreement shall be construed to give any person or entity other than the Company, the Warrant Agent or the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

26.
Signatures/Counterparts.  This Agreement may be executed in any number of counterparts, including signatures delivered by electronic means (e.g., PDF or facsimile), and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

27.	Indemnification.

(a)
The Company covenants and agrees to indemnify, defend and to hold the Warrant Agent harmless from and against any costs, expenses (including the reasonable fees and expenses of its legal counsel), losses, liabilities, suits, actions, proceedings, judgments, claims, settlements or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution or amendment of this Agreement and the exercise or performance of its duties hereunder, including the costs and expenses of enforcing its rights hereunder; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such liabilities, suits, actions, proceedings, judgments, claims, settlements, costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its own gross negligence, bad faith, or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(b)
From time to time, Company may provide Warrant Agent with written instructions concerning the services performed by the Warrant Agent hereunder.  In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for Warrant Agent (including an employee of the Warrant Agent) or Company with respect to any matter arising in connection with any matter arising out of or in connection with the services to be performed by the Warrant Agent under this Agreement.  Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel.  Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

28.
Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability under this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

29.
Confidentiality.  The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party (“Confidential Information”), including inter alia, personal, non-public Warrant Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).  Confidential Information shall not include information that, at the time of disclosure: (i) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 29 by such receiving party; (ii) is or becomes available to the receiving party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (iii) was known by or in the possession of the receiving party or its representatives prior to being disclosed by or on behalf of the disclosing party; (iv) was or is independently developed by the receiving party without reference to or use of, in whole or in part, any of the disclosing party's Confidential Information; or (v) is required to be disclosed pursuant to applicable federal, state or local law, regulation or a valid order issued by a court or governmental agency of competent jurisdiction.

30.
Force Majeure Term. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

31.
Consequential Damages. Except with respect to indemnification for third party claims, neither party to this Agreement shall be liable to the other party for any consequential, indirect, penal, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

32.
Further Assurances. The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement by the Warrant Agent.

33.
Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof; provided, that if such invalid or unenforceable term affects the rights, duties, obligations or liabilities of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized as of the date first written above.

CEL-SCI CORPORATION

By: /s/ Geert Kersten
Name:      Geert Kersten
Title:        Chief Executive Officer

COMPUTERSHARE, INC.

By: /s/ Michael Legregin
Name:      Michael Legregin
Title:        Vice President

COMPUTERSHARE TRUST COMPANY N.A.

By: /s/ Michael Legregin
Name:      Michael Legregin
Title:        Vice President

EXHIBIT A

EXHIBIT A

COMMON STOCK PURCHASE WARRANT

CEL-SCI CORPORATION

Warrant Shares: _____	Initial Exercise Date: October 11, 2013

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from CEL-SCI Corporation, a Colorado corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions.  In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Investor Services, the current transfer agent of the Company, with a mailing address of 350 Indiana Street, Suite 800 Golden, Colorado 80401 and a facsimile number of (303) 262-0700, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC

2

Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.               Exercise.

a)             Exercise of the Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise in the form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)             Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $1.25, subject to adjustment hereunder (the “Exercise Price”).

c)             Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

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(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =
the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)             Mechanics of Exercise.

i.         Delivery of Warrant Shares Upon Exercise.  The Company shall use best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) surrender of this Warrant (if required) (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

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ii.        Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.       Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.        No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.       Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

vii.      Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)             Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of

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the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.               Certain Adjustments.

a)             Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)             [RESERVED]

c)             Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)             Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any

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limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)             Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable

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in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise

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price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for , the Company (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and the Successor Entity may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f)              Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)             Notice to Holder.

i.         Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.        Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which

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the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.               Transfer of Warrant.

a)             Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)             New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

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c)             Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.               Miscellaneous.

a)             No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)             Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)             Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)             Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)              Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.

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Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)              Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)             Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)             Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)              Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)              Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)             Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

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l)               Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)            Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)             Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CEL-SCI CORPORATION

By:
Name:
Title:

17

NOTICE OF EXERCISE

TO:           CEL-SCI CORPORATION

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________
Signature of Authorized Signatory of Investing Entity: ______________________________
Name of Authorized Signatory: ________________________________________________
Title of Authorized Signatory: _________________________________________________
Date: _____________________________________________________________________

ASSIGNMENT FORM

 (To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, all of or _____ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:	_____________________________________________________
(Please Print)

Address:	_____________________________________________________
(Please Print)
Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

Warrant	Warrant

Certificate Number ____________________	THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION TX

CEL-SCI Empowering Immune Defense CEL-SCI CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
THIS CERTIFIES THAT	CUSIP 150837 17 7 SEE REVERSE FOR CERTAIN DETAILS

or registered assigns, is the registered holders of the number of Series S Warrants (“Warrants”) set forth above.  Each Warrant entitles the holders thereof to purchase from CEL-SCI Corporation, a corporation incorporated under the laws of Colorado (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agent Agreement between the Company and Computershare Trust Company (“the Warrant Agent”) dated December 12, 2013 (“the Warrant Agreement”), at any time on before 5:00 P.M., Mountain time, on October 11, 2018 (“Expiration Date”), one fully paid and non-assessable share of Common Stock, of the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the completed instructions for the registration and delivery of Common Stock, at the office of the Warrant Agent or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of Computershare.  Each Warrant initially entitles the holder to purchase one share of Common Stock for $1.25.  The number and kinds of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, stock splits, stock dividends, reverse splits and the like, to prevent dilution.  The Company may, in its sole discretion, (i) extend the Expiration Date by providing not less than 10 days’ prior notice, or (ii) lower the Exercise Price at any time prior to the Expiration Date.

Maximillian de Clara		Dated _____________
President	SEAL	COUNTERSIGNED AND REGISTERED:
	CEL-SCI CORPORATION	COMPUTERSHARE TRUST COMPANY, N.A.
	COLORADO	TRANSFER AGENT AND REGISTRAR.
Geert R. Kersten
Chief Executive Officer
By _________________________________________
AUTHORIZED SIGNATURE

FIRST AMENDMENT
TO
WARRANT AGENT AGREEMENT

CEL-SCI Corporation (the “Company”) and Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A. (collectively the “Warrant Agent”) agree to this first amendment (“Amendment”) to the Warrant Agent Agreement between the parties dated December 12, 2013 (the “Agreement”) effective as of October 15, 2014 (“Effective Date”).

WHEREAS, in 2013 the Company sold warrants (“Series S Warrants”) to public investors pursuant to a registration statements on Form S-3 (File No. 333-186103) and a related prospectus supplement.  The Series S Warrants allow the holders to purchase up to 23,624,326 shares of the Company’s common stock.

WHEREAS, pursuant to the terms of the Agreement, the Company retained the Warrant Agent to act as its warrant agent in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Series S warrants sold in 2013.

WHEREAS, the Company plans to sell additional Series S Warrants to public investors pursuant to a registration statement on Form S-3 (File No. 333-196243) and a related prospectus supplement.

WHEREAS, the Company wishes to retain the Warrant Agent to act as its warrant agent, and the Warrant Agent is willing to so act pursuant to the terms of the Agreement, in connection with the issuance, transfer and replacement of the certificates evidencing the new Series S Warrants to be sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-196243).

NOW THEREFORE, in consideration of mutual agreements set forth hereinafter, and other good and valuable consideration, the parties agree as follows:

1.
The Warrant Agent will act as Company’s warrant agent pursuant to the terms of the Agreement, in connection with the issuance, transfer and replacement of the certificates evidencing the new Series S Warrants to be sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-196243).

2.
Prior to the issuance of the new Series S Warrants, the Company will provide the Warrant Agent with a certified list, in a format acceptable to the Warrant Agent, of all holders of the new Series S Warrants, including each such holder’s name, address, and taxpayer identification number.

3.	Except as modified herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4.
This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, as of the Effective Date.

CEL-SCI CORPORATION

By: /s/ Geert Kersten
Name:      Geert Kersten
Title:        Chief Executive Officer

COMPUTERSHARE INC.

By: /s/ Michael Legrigen
Name:      Michael Legrigen
Title:        Manager

COMPUTERSHARE TRUST COMPANY, N.A.

By: /s/ Michael Legrigen
Name:      Michael Legrigen
Title:        Manager